Exhibit 21

Direct and Indirect Subsidiaries of Bank of America Corporation
As of December 31, 2015

Name	Location	Jurisdiction
Asian-American Merchant Bank Limited	Singapore, Singapore	Singapore
BA Continuum Costa Rica, Limitada	San Jose, Costa Rica	Costa Rica
BA Continuum India Private Limited	Hyderabad, India	India
BA Continuum Singapore International Holdings Private Limited	Singapore, Singapore	Singapore
BA Credit Card Funding, LLC	Charlotte, NC	Delaware
BA Electronic Data Processing (Guangzhou) Ltd.	Guangzhou, PRC	People's Republic of China
BAC Canada Finance Company	Toronto, Ontario, Canada	Canada
BAC North America Holding Company	Charlotte, NC	Delaware
BANA Canada Funding Company Ltd.	Calgary, Alberta, Canada	Canada
BANA Holding Corporation	Charlotte, NC	Delaware
Banc of America FSC Holdings, Inc.	San Francisco, CA	Delaware
Banc of America Leasing & Capital, LLC	San Francisco, CA	Delaware
Banc of America Merchant Services, LLC	Atlanta, GA	Delaware
Banc of America Preferred Funding Corporation	Charlotte, NC	Delaware
Banc of America Public Capital Corp	Charlotte, NC	Kansas
Banc of America Securities Asia Limited	Hong Kong, PRC	Hong Kong
Bank of America California, National Association	San Francisco, CA	United States of America
Bank of America Malaysia Berhad	Kuala Lumpur, Malaysia	Malaysia
Bank of America Merrill Lynch Banco Multiplo S.A.	Sao Paulo, Brazil	Brazil
Bank of America Merrill Lynch International Limited	London, U.K.	United Kingdom
Bank of America Mexico, S.A., Institucion de Banca Multiple	Mexico City, Mexico	Mexico
Bank of America Singapore Limited	Singapore, Singapore	Singapore
Bank of America, National Association	Charlotte, NC	United States of America
BankAmerica International Financial Corporation	San Francisco, CA	United States of America
Blue Ridge Investments, L.L.C.	Charlotte, NC	Delaware
BofA Canada Bank	Toronto, Ontario, Canada	Canada
BofA Distributors, Inc.	Boston, MA	Massachusetts
BofAML Funding Limited	London, U.K.	United Kingdom
Boston Overseas Financial Corporation	New York, NY	United States of America
CM Investment Solutions Limited	London, U.K.	United Kingdom
Countrywide Financial Corporation	Calabasas, CA	Delaware
Countrywide Home Loans, Inc.	Calabasas, CA	New York
DSP Merrill Lynch Limited	Mumbai, India	India
FIA Holdings S.a.r.l.	Luxembourg, Luxembourg	Luxembourg
Financial Data Services, Inc.	Jacksonville, FL	Florida
First Franklin Financial Corporation	San Jose, CA	Delaware
Managed Account Advisors LLC	Jersey City, NJ	Delaware
Marlborough Sounds LLC	Charlotte, NC	Delaware
MBNA Limited	Chester, England	United Kingdom
Merrill Lynch (Asia Pacific) Limited	Hong Kong, PRC	Hong Kong
Merrill Lynch (Australia) Futures Limited	Sydney, Australia	Australia
Merrill Lynch (Singapore) Pte. Ltd.	Singapore, Singapore	Singapore
Merrill Lynch Argentina S.A.	Capital Federal, Argentina	Argentina
Merrill Lynch B.V.	Amsterdam, Netherlands	Netherlands
Merrill Lynch Bank and Trust Company (Cayman) Limited	George Town, Grand Cayman, Cayman Is.	Cayman Islands
Merrill Lynch Canada Inc.	Toronto, Ontario, Canada	Canada
Merrill Lynch Capital Markets AG	Zurich, Switzerland	Switzerland
Merrill Lynch Capital Markets Espana, S.A., S.V.	Madrid, Spain	Spain
Merrill Lynch Capital Services, Inc.	New York, NY	Delaware
Merrill Lynch Commodities (Europe) Limited	London, U.K.	United Kingdom
Merrill Lynch Commodities Canada, ULC	Toronto, Ontario, Canada	Canada
Merrill Lynch Commodities, Inc.	Houston, TX	Delaware
Merrill Lynch Corredores de Bolsa SpA	Santiago, Chile	Chile
Merrill Lynch Credit Reinsurance Limited	Hamilton, Bermuda	Bermuda
Merrill Lynch Derivative Products AG	Zurich, Switzerland	Switzerland
Merrill Lynch Equities (Australia) Limited	Sydney, Australia	Australia
Merrill Lynch Equity S.a.r.l.	Luxembourg, Luxembourg	Luxembourg
Merrill Lynch Far East Limited	Hong Kong, PRC	Hong Kong
Merrill Lynch Financial Markets, Inc.	New York, NY	Delaware
Merrill Lynch Global Services Pte. Ltd.	Singapore, Singapore	Singapore
Merrill Lynch International	London, U.K.	United Kingdom
Merrill Lynch International & Co. C.V.	Curacao, Netherlands Antilles	Curacao
Merrill Lynch International Bank Limited	Dublin, Ireland	Ireland
Merrill Lynch International Incorporated	New York, NY	Delaware
Merrill Lynch Israel Ltd.	Tel Aviv, Israel	Israel
Merrill Lynch Japan Finance GK	Tokyo, Japan	Japan
Merrill Lynch Japan Securities Co., Ltd.	Tokyo, Japan	Japan

Name	Location	Jurisdiction
Merrill Lynch Life Agency Inc. (Washington)	Pennington, NJ	Washington
Merrill Lynch Luxembourg Finance S.A.	Luxembourg, Luxembourg	Luxembourg
Merrill Lynch Malaysian Advisory Sdn. Bhd.	Kuala Lumpus, Malaysia	Malaysia
Merrill Lynch Markets (Australia) Pty. Limited	Sydney, Australia	Australia
Merrill Lynch Markets Singapore Pte. Ltd.	Singapore, Singapore	Singapore
Merrill Lynch Menkul Degerler A.S.	Istanbul, Turkey	Turkey
Merrill Lynch Mexico, S.A. de C.V., Casa de Bolsa	Mexico City, Mexico	Mexico
Merrill Lynch Mortgage Lending, Inc.	New York, NY	Delaware
Merrill Lynch Professional Clearing Corp.	New York, NY	Delaware
Merrill Lynch Reinsurance Solutions LTD	Hamilton, Bermuda	Bermuda
Merrill Lynch S.A. Corretora de Titulos e Valores Mobiliarios	Sao Paulo, Brazil	Brazil
Merrill Lynch Securities (Taiwan) Ltd.	Taipei, Taiwan	Taiwan
Merrill Lynch Securities (Thailand) Limited	Bangkok, Thailand	Thailand
Merrill Lynch South Africa (Proprietary) Limited	Gauteng, South Africa	South Africa
Merrill Lynch UK Holdings Limited	London, U.K.	United Kingdom
Merrill Lynch Yatirim Bank A.S.	Istanbul, Turkey	Turkey
Merrill Lynch, Kingdom of Saudi Arabia Company	Kingdom of Saudi Arabia	Saudi Arabia
Merrill Lynch, Pierce, Fenner & Smith Incorporated	New York, NY	Delaware
ML Equity Solutions Jersey Limited	St. Helier, Jersey	Jersey
Mortgages 1 Limited	London, U.K.	United Kingdom
Mortgages plc	London, U.K.	United Kingdom
NB Holdings Corporation	Charlotte, NC	Delaware
One Bryant Park LLC	New York, NY	Delaware
OOO Merrill Lynch Securities	Moscow, Russia	Russia Federation
Prime Asset Custody Transfers Limited	London, U.K.	United Kingdom
PT Merrill Lynch Indonesia	Jakarta, Indonesia	Indonesia
ReconTrust Company, National Association	Simi Valley, CA	United States of America
Specialized Lending, LLC	Dallas, TX	Delaware
Spring Valley Management LLC	Charlotte, NC	Delaware
U.S. Trust Company of Delaware	Wilmington, DE	Delaware
Wave Lending Limited	London, U.K.	United Kingdom

Pursuant to Item 601(b)(21)(ii) of Regulation S-K, the names of certain other subsidiaries of Bank of America Corporation are omitted. These subsidiaries, considered in the aggregate, would not constitute a "significant subsidiary" under SEC rules.

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